UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

SRM ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SRM	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Changes

On August 31, 2023, Brian S. John resigned from his position as a Director and Chairman of the Board of Directors (the “Board”) of SRM Entertainment, Inc. (the “Company”). Mr. John’s resignation was not due to any disagreement with the Company or its Board or any matter relating to the Company’s operations, policies or practices.

Following Mr. John’s resignation, on August 31, 2023, the Board approved the appointment of Richard Miller, the Company’s Chief Executive Officer and Director, as Chairman of the Board (the “Miller Appointment”) effective as of August 31, 2023. Concurrently with the Miller Appointment, the Board approved the appointment of Douglas O. McKinnon, the Company’s Chief Financial Officer, as a Director, effective as of August 31, 2023. At the time of this filing, Mr. Miller is not serving on a Board committee.

Mr. McKinnon, 72, served as the Chief Financial Officer of Jupiter Wellness, Inc. (Nasdaq: JUPW), from August 15, 2019 until he became the Company’s Chief Financial Officer on August 14, 2023. Mr. McKinnon has served as the Chief Executive Officer of AppYea, Inc. since March 2016. Mr. McKinnon has served as a director of Surna, Inc. since March, 2014 and as Surna’s Executive Vice President and Chief Financial Officer since April 2014. Prior to Surna, Inc., Mr. McKinnon served as Chief Executive Officer of 1st Resource Group, Inc. for four years. Mr. McKinnon’s 35+ year professional career includes financial, advisory and operation experience across a broad spectrum of industry sectors, including oil and gas, technology, cannabis and communications. He has served in C-level positions in both private and public sectors, including Chairman and CEO of an American-Stock-Exchange traded company, VP – Chief Administrative Officer of a $12-billion market cap Nasdaq-traded company for which the management team raised over $2.2 billion, CFO of several publicly-held US, Canadian and Australian companies, and CEO/CFO of various other private enterprises. Mr. McKinnon functioned as the Chief Financial Officer of SRM after it was acquired by Jupiter Wellness in November 2020 until his formal appointment on August 14, 2023. As an entrepreneur, Mr. McKinnon has been involved in organizations ranging from start-up companies using venture capital funding to publicly trade institutional backed companies. Additionally, Mr. McKinnon has extensive merger and acquisition, and turnaround experience.

Family Relationships

Mr. McKinnon does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. McKinnon reportable under Item 404(a) of Regulation S-K.

Bonus Payments

Additionally, upon the Compensation Committee’s recommendation, on August 31, 2023, the Board approved cash bonuses payable to Brian S. John, Richard Miller, and Douglas O. McKinnon in the amounts of $75,000, $50,000, and $25,000, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRM ENTERTAINMENT, INC.

Date: September 1, 2023	By:	/s/ Richard Miller
	Name:	Richard Miller
	Title:	Chief Executive Officer